BERKOVITS, LAGO & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2006, relating to the financial statements and financial statement schedules of Silverado Gold Mines, Ltd. and Subsidiary (An Exploration Stage Company) (which report expresses an unqualified opinion and contains explanatory paragraphs which indicate that (1) the accompanying financial statements have been prepared assuming that the Company will continue as a going concern; (2) the accompanying consolidated financial statements of Silverado Gold Mines Ltd. and Subsidiary as of November 30, 2004 and for the year then ended have been restated to reflect the proper accounting for exploration and development advances previously capitalized).

/s/ Berkovits, Lago & Company, LLP

BERKOVITS, LAGO & COMPANY, LLP
Fort Lauderdale, Florida
April 6, 2006

8211 WEST BROWARD BOULEVARD – SUITE 340 – FORT LAUDERDALE, FLORIDA 33324 (954) 475-3199 – (800) 689-3521 – FAX (954) 472-2308	600 BRICKELL AVENUE – SUITE 206D – MIAMI, FLORIDA 33131 (305) 944-9326 – FAX (305) 402-3103

E-MAIL: blcpa@bl-cpa.com

MEMBERS: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS – FLORIDA INSITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
CENTER FOR PUBLIC COMPANY AUDIT FIRMS – REGISTERED FIRM WITH PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD (PCAOB)
INFORMATION TECHNOLOGY SECTION OF THE AICPA – TAX SECTION OF THE AICPA – JHI WORLDWIDE ASSOCIATION OF FIRMS